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                                                                    EXHIBIT 99.1

                             JOINT FILING AGREEMENT


     We, the signatories of the statement to which this Joint Filing Agreement is attached, hereby agree that such statement is filed, and any amendments thereto filed by either or both of us will be filed, on behalf of each of us.

Dated: February 11, 2000.

                                        VULCAN VENTURES INCORPORATED


                                        By: /s/ William D. Savoy
                                            ------------------------------------
                                            William D. Savoy, Vice President


     February 11, 2000                                      *
                                        ----------------------------------------
                                        Paul G. Allen


                                       *By: /s/ William D. Savoy
                                            ------------------------------------
                                        William D. Savoy as Attorney-in Fact for
                                        Paul G. Allen pursuant to a Power of
                                        Attorney filed on August 30, 1999, with
                                        the Schedule 13G of Vulcan Ventures
                                        Incorporated and Paul G. Allen for
                                        Pathogenesis, Inc. and incorporated
                                        herein by reference.